Exhibit 3.3

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I, Alan Trefler, President and                                                                                                                           , Clerk

of Pegasystems Inc.                                                                         located at 101 Main Street, Cambridge, MA 02142

    (EXACT NAME OF CORPORATION)                    (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on June 26, 1996 by a vote of the directors/or:

7,791,500 shares of Common Stock of 7,830,000 shares outstanding,

                                                                                      (TYPE, CLASS & SERIES, IF ANY)

                             shares of                              of                                                   shares outstanding, and

                                                                                      (TYPE, CLASS & SERIES, IF ANY)

                             shares of                              of                                                           shares outstanding,

                                                                                      (TYPE, CLASS & SERIES, IF ANY)

being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

ARTICLE I

The name of the corporation is: Pegasystems Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

Please see Continuation Sheet 2A, which is attached hereto and incorporated herein by reference.

Continuation Sheet 2A

ARTICLE II

To provide consulting services including advice with respect to computers and computer programs or data; to engage in research, design, development, systems analysis, manufacturing, purchasing, importing, exporting, licensing, distribution, repair, maintenance and marketing of computer equipment, computer software and related products and services; and in general to carry on any and all businesses and activities permitted to corporations organized under Chapter 156B, as amended from time to time, wherever the same may lawfully be done.

ARTICLE III

State the Total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
Common:

Preferred:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
Common:	45,000,000	$0.01

Preferred:	1,000,000	$0.01

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

Please see Continuation Sheets 4A and 4B, which are attached hereto and incorporated herein by reference.

ARTICLE V

The restrictions, if any, posed by the Articles of Organization upon the transfer of shares of stock of any class are: None.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Please see Continuation Sheets 6A-6E, which are attached hereto and incorporated herein by reference.

Continuation Sheet 4A

ARTICLE IV

1. Common Stock. The Corporation shall have authority to issue 45,000,000 shares of Common Stock. The rights, privileges, preferences and voting powers of the Common Stock are as follows:

a. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

b. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding have prior rights on liquidation, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

c. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

d. Increase in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation outstanding and entitled to vote thereon, voting as a single class.

2. Preferred Stock. The Corporation shall have the authority to issue 1,000,000 shares of undesignated Preferred Stock. The shares of undesignated Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine. Each series shall be so designated to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

Continuation Sheet 4B

The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of The Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

a. the distinctive designation of such series and the number of shares to constitute such series;

b. the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to the dividends at the rate so determined, and if so, on what terms;

c. the right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

d. the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

e. the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or rate or rates of conversion or exchange and the terms of adjustment, if any;

f. the obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

g. voting rights, if any;

h. limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

i. such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Restated Articles of Organization.

Continuation Sheet 6A

ARTICLE VI

PART A. CLASSIFICATION OF BOARD OF DIRECTORS

This Article VI, Part A shall be effective only from and after the closing of this Corporation’s initial public offering of shares of Common Stock pursuant to the Securities Act of 1933, as amended (the “Public Offering Date”).

The number of directors of the Corporation shall be determined in the manner provided in the by-laws. The provisions of Chapter 156B, ss.50A of the Massachusetts General Laws with respect to staggered terms for directors shall not apply to this Corporation. The directors of this

Corporation shall be divided into three classes, as nearly equal in number as possible; the term of office of the first class (“Class I Directors”) to continue until the first annual meeting following the Public Offering Date and until their successors are chosen and qualified; the term of office of the second class (“Class II Directors”) to continue until the second annual meeting following the Public Offering Date and until their successors are chosen and qualified; and the term of office of the third class (“Class III Directors”) to continue until the third annual meeting following the Public Offering Date and until their successors are chosen and qualified. At each annual meeting of this Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor shall have been elected and qualified.

At any meeting of the stockholders called for the purpose, any director may be removed from office only for cause by the affirmative vote of at least eighty percent (80%) of the shares issued, outstanding and entitled to vote in the election of directors.

Notwithstanding any other provision of these Restated Articles of Organization, or any other provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of at least eighty percent (80%) of the shares issued, outstanding and entitled to vote in the election of directors shall be required to alter, amend or repeal this Article VI, Part A.

Continuation Sheet 6B

PART B. MISCELLANEOUS

By-Laws

The board of directors is authorized to make, amend or repeal the by-laws of this Corporation in whole or in part, except with respect to any provisions thereof which by law, by these Restated Articles of Organization or by the by-laws requires action by the stockholders.

Place of Meetings of The Stockholders

Meetings of the stockholders may be held anywhere in the United States.

Partnership

The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.

Indemnification of Directors, Officers and Others

The Corporation shall indemnify each person who is or was a director, officer, employee or other agent of the Corporation, each person who is or was serving at the request of the Corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, and each person who is or was serving at the request of the Corporation in any capacity with respect to any employee benefit plan against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceedings, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or having served in any capacity with respect to any employee benefit plan, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or, to the extent that such matter relates to service with respect to any employee benefit, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

Continuation Sheet 6C

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by a vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested persons, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee or any such person serving in any capacity with respect to any employee benefit plan of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent, or trustee or any such person serving in any capacity with respect to any employee benefit plan may be entitled or which may lawfully be granted to him. As used herein, the terms “director,” “officer,” “employee,” “agent” and “trustee” include their respective executors, administrators and other legal representatives, and “interested” person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a “disinterested” person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the board of directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or other agent of another organization or with respect to any employee benefit plan, in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Continuation Sheet 6D

Intercompany Transactions

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the Corporation shall be liable or accountable to the Corporation or to any of its stockholders or creditors or to any other person, either for any loss to the Corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (a), (b) or (c) above are applicable.

Continuation Sheet 6E

Limitations on Director Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts, or (iv) for any transaction in which the director derived an improper personal benefit. No amendment to or repeal of any provision of this paragraph, directly or by adoption of an inconsistent provision of these Articles of Organization, shall apply to or have any effect on any liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 101 Main Street, Cambridge, MA 02142

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President: Alan Trefler	228 Allandale Road, Unit 3c Chestnut Hill, MA 08167	same

Treasurer: Ira Vishner	88 Tappan Street Brookline, MA 02146	same

Clerk: Alan N. Trefler	same as above	same

Directors: Alan N. Trefler	same as above	same

Ira Vishner	same as above	same

Edward A. Maybury	254 Phillips Road P.O. Box 443 Sagamore Beach, MA 02562-0443	same

See Continuation Sheet 8A, which is attached hereto and incorporated herein by reference.

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Continuation Sheet 8B, which is attached hereto and incorporated herein by reference.

Continuation Sheet 8A

Directors (Continued):

NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
Edward B. Roberts	300 Boylston Street Boston, MA 02116	same

Leonard A. Schlesinger	20 Garland Road Lincoln, MA 01773	same

Thomas E. Swithenbank	42 Old Mystic Street Arlington, MA 02174	same

Continuation Sheet 8B

Article III - Increased the authorized shares of Common Stock to 45,000,000, and authorized 1,000,000 shares of Preferred Stock.

Article IV - Established relative rights of Common Stock and Preferred Stock.

Article VI - Amended and restated Article VI.

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 10th day of July, 1996.

/s/ Alan Trefler , *President
Alan Trefler

/s/ Alan Trefler , *Clerk
Alan Trefler

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within Articles of Organization and, the filing fee in the amount of $37,400 having been paid, said articles are deemed to have been filed with me this 10th day of July, 1996.

Effective Date:

WILLIAM FRANCIS GALVIN

Secretary Of The Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Ira Vishner
Pegasystems, Inc.
101 Main Street
Cambridge, MA 02142
(617) 374-9600

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Enrico L. Ancona, President and June M. Morris, Clerk of Pegasystems Inc.

                                                                                                                                             (EXACT NAME OF CORPORATION)

located at 101 Main Street, Cambridge, MA 02142,

                                                     (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

        3

        (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on June 3, 2004, by vote of:

34,132,494 shares of Common Stock of 35,534,595 shares outstanding,

                                                         (TYPE, CLASS & SERIES, IF ANY)

                                     shares of                                                               of                                                   shares outstanding,

                                                         (TYPE, CLASS & SERIES, IF ANY)

                                     shares of                                                               of                                                   shares outstanding,

                                                         (TYPE, CLASS & SERIES, IF ANY)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or 2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Article 3 of the Restated Articles of Organization is hereby amended as follows:

*	DELETE THE INAPPLICABLE WORDS.
**	DELETE THE INAPPLICABLE CLAUSE.
1	FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70
2	FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 X 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
Common:

Preferred:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
Common:	45,000,000	$0.01

Preferred:	1,000,000	$0.01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS

TYPE	NUMBER OF SHARES
Common:

Preferred:

WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	PAR VALUE
Common:	70,000,000	$0.01

Preferred:	1,000,000	$0.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, THIS 16th day of June, 2004.

/s/ Enrico I. Ancona , *President
Enrico I. Ancona

/s/ June M. Morris , *Clerk
June M. Morris

*	Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $25,000.00 having been paid, said articles are deemed to have been filed with me this 16th day of June, 2004.

Effective Date:

WILLIAM FRANCIS GALVIN

Secretary Of The Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

James W. Hackett, Jr., Esq.
Choate, Hall & Stewart
Exchange Place, 53 State Street
Boston, MA 02109
(617) 248-2133